Exhibit 99.1





                           Corporate Communications Contacts

                           Connie Huff (847) 700-5501
                           Joe Hopkins (847) 700-5770
                           Tony Molinaro (847) 700-4971
                           Night (847) 700-4088

                           Investor Relations Contact:
                           Mark Reiser (847) 700-7501



           UAL CORPORATION REPORTS RECORD-SETTING
                   SECOND QUARTER EARNINGS

    Strong revenue growth drives record-setting second quarter operating and net earnings.

    On a fully distributed basis, second quarter earnings before the effects of repurchasing long-term obligations increased 55 percent to $2.52 for each of the 131.4 million fully distributed shares.

    Cash flow from operating activities tops $900 million before a $237 million accelerated pension contribution.


     CHICAGO, July 23, 1996 -- UAL Corporation (NYSE: UAL),

the holding company whose primary subsidiary is United

Airlines, today reported in accordance with Generally

Accepted Accounting Principles (GAAP) record second quarter

net earnings of $226 million before an extraordinary charge

of $30 million.  The $30 million extraordinary charge was

associated with the early repayment of debt totaling $230

million in principal amount.  UAL's second quarter operating earnings of $398 million were also a company record.  For

the second quarter of 1995, net earnings were $151 million

on operating earnings of $302 million. After preferred

dividends, the 1996 second quarter earnings on a GAAP basis

were $2.53 per fully diluted share before the effects of

repaying debt and repurchasing preferred stock compared to

earnings of $2.12 per share last year.

     The company also reported that on a pro forma, fully

distributed basis (see below for further explanations of the methodology), second quarter net earnings increased

57 percent to $337 million before the extraordinary item

versus last year's fully distributed net earnings of $215

million.  On a per share basis, fully distributed earnings

rose 55 percent to $2.52 per share before the

effects of repaying debt and repurchasing preferred stock

from 1995's fully distributed earnings of $1.63 per share.

Fully distributed operating earnings for the quarter

improved by 38 percent to $566 million from $410

million in 1995.

     "We are extremely pleased with our record second

quarter results.  This quarter's earnings reflect our

dramatic increase in passenger revenue, which was driven by

our excellent domestic performance," says Gerald Greenwald,

chairman and chief executive officer of UAL Corporation.

"While our domestic revenue benefited from expiration of the excise tax, our strong yield performance also reflects our

efforts to improve customer service and to increase our

share of the high-yield business travelers."

     "We closed the quarter with June's system yield setting

a company record, and overall fare levels lead us to believe that the third quarter should also show strong yield

performance.  Furthermore, advance reservations for the

third quarter look strong throughout the system, so we

expect good unit revenue performance.  As a result, we

expect our third quarter earnings to comfortably exceed the

current analyst consensus reported in First Call of $3.15

per fully distributed share."

     "With our continued financial success and the recent 4-

for-1 stock split, we are excited about the future prospects for our customers, employees and stockholders."

     Operating revenues for the quarter increased 9.1

percent over 1995, from $3.8 billion to $4.2

billion.  Available seat miles increased 2.7 percent,

resulting in a total revenue per available seat mile (unit

revenue) increase of 6.4 percent to 10.30 cents, a company

record for second quarter unit revenue.  The strong gain

reflects a second quarter record load factor of 73.1

percent, up 1.2 points from 1995 and a 4.3 percent increase

in yield (passenger revenue per passenger mile) to 12.48

cents from 11.97 cents in the second quarter 1995.

     Operating expenses for the quarter on a fully

distributed basis increased by 5.7 percent from $3.4

billion in 1995 to $3.6 billion.  Fully distributed

operating expenses per available seat mile (unit cost)

increased 2.9 percent to 8.89 cents from 8.64 cents a year

ago.  Excluding fuel expense, which was up 20 percent year

over year, unit cost grew by 1.0 percent.

     Cash flows from operating activities totaled $904

million before a $237 million accelerated pension

contribution.  In addition to the pension contribution and

early repayment of $230 million principal amount of debt in

the second quarter, the remaining $291 million principal

amount of the company's outstanding 6 3/8 percent

convertible debentures, which the company called for

redemption in the first quarter, was converted.  These

actions are part of the company's efforts to achieve a Baa2

investment grade credit rating.  UAL also repurchased $43

million of Series B preferred stock during the quarter.

Combined with retirements and repurchases completed in the

first quarter, these initiatives will save nearly $100

million annually in gross interest expense and dividends.

     At June 30, 1996, long-term debt and capital lease

obligations (including current portions) totaled $3.3

billion, down from $3.8 billion at March 31, 1996.



Six Month Results

     For the first six months of the year, UAL Corporation

reported GAAP net earnings of $233 million before the

extraordinary charge, or $2.49 per share on a fully diluted

basis before the effects of repaying debt and repurchasing

preferred stock.  Operating earnings for this period were

$460 million.  For the first two quarters of 1995, UAL

reported GAAP net earnings of $154 million on operating

earnings of $340 million.  Fully diluted earnings per share

were $2.13 in 1995 before the effects of preferred stock

transactions.

     Year-to-date fully distributed net earnings were $441

million or $3.29 per fully distributed share before the

effects of repaying debt and repurchasing preferred stock.

The fully distributed net earnings represent a 61 percent

increase over 1995's net earnings of $274 million ($2.03 per share before the effect of preferred stock transactions).

Fully distributed operating earnings were $791 million for

the six-month period, a 47 percent improvement over 1995's

$537 million.

     Safe Harbor Statement under the Private Securities

Litigation Reform Act of 1995:  Information about third

quarter 1996 set forth in this press release is forward

looking and actual results could differ materially from

expected results.  Factors that could significantly impact

yields, passenger volumes and earnings include the airline

pricing environment, willingness of customers to travel,

capacity decisions of other carriers, the general economic

environment, the price of fuel and other factors discussed

in company filings with the Securities and Exchange

Commission.



     n.b.:     While United reports its earnings under GAAP

- -- Generally Accepted Accounting Principles -- a more

complete understanding of United's performance may be gained by viewing the results on a pro forma, fully distributed

basis.  This presentation considers all ESOP shares which

will be issued to employees over the course of the ESOP

period to be immediately outstanding, thus "fully

distributed."  Consistent with this presentation, the "ESOP

compensation expense" --  which reflects the commitment of

stock to employees -- is excluded from fully distributed

expenses and ESOP convertible preferred stock dividends are

not deducted from earnings attributable to common

stockholders.

                            # # #




            UAL CORPORATION AND SUBSIDIARY COMPANIES
                  FINANCIAL SUMMARY (UNAUDITED)
                 (In Millions, Except Per Share)
                 -------------------------------

                                        Three Months Ended June 30
                                         1996    1995     % Change
GAAP Basis:                              ----    ----     --------
- -----------
Operating revenues                      $4,164  $3,815      +9.1
Operating expenses                      $3,766  $3,513      +7.2
Earnings from operations                $  398  $  302     +31.8


Earnings before extraordinary loss
  on early extinguishment of debt       $  226  $  151     +49.7

Net earnings                            $  196  $  151     +29.8

Per share, fully diluted:
  Earnings before extraordinary
    item and effects of preferred
    stock transactions                  $ 2.53  $ 2.12     +19.3
  Net earnings                          $ 1.99  $ 2.73     -27.1

Average number of shares outstanding      83.4    69.6



Fully Distributed Basis (1):
- ----------------------------
Operating revenues                      $4,164  $3,815      +9.1
Operating expenses                      $3,598  $3,405      +5.7
Earnings from operations                $  566  $  410     +38.0

Earnings before extraordinary loss
  on early extinguishment of debt       $  337  $  215     +56.7

Net earnings                            $  307  $  215     +42.8

Per share:
  Earnings before extraordinary
    item and effects of preferred
    stock transactions                  $ 2.52  $ 1.63     +54.6
  Net earnings                          $ 2.18  $ 1.96     +11.2

Average number of shares outstanding     131.4   130.0


(1) "Fully distributed" earnings and earnings per share are pro forma presentations which consider all ESOP shares which will ultimately be released to employees by the end of the ESOP period to be immediately outstanding. Therefore the ESOP compensation expense has been excluded from fully distributed earnings and ESOP convertible preferred stock dividends have not been deducted from earnings attributable to common shareholders.




            UAL CORPORATION AND SUBSIDIARY COMPANIES
                  FINANCIAL SUMMARY (UNAUDITED)
                 (In Millions, Except Per Share)
                 -------------------------------

                                         Six Months Ended June 30
                                         1996    1995     % Change
GAAP Basis:                              ----    ----     --------
- -----------
Operating revenues                      $7,898  $7,149      +10.5
Operating expenses                      $7,438  $6,809       +9.2
Earnings from operations                $  460  $  340      +35.3

Earnings before extraordinary loss
  on early extinguishment of debt       $  233  $  154      +51.3

Net earnings                            $  174  $  154      +13.0

Per share, fully diluted:
  Earnings before extraordinary
    item and effects of preferred
    stock transactions                  $ 2.49  $ 2.13      +16.9
  Net earnings                          $ 1.51  $ 2.76      -45.3

Average number of shares outstanding      81.6    68.2



Fully Distributed Basis (1):
- ----------------------------
Operating revenues                      $7,898  $7,149      +10.5
Operating expenses                      $7,107  $6,612       +7.5
Earnings from operations                $  791  $  537      +47.3

Earnings before extraordinary loss
  on early extinguishment of debt       $  441  $  274      +60.9

Net earnings                            $  382  $  274      +39.4

Per share:
  Earnings before extraordinary
    item and effects of preferred
    stock transactions                  $ 3.29  $ 2.03      +62.1
  Net earnings                          $ 2.68  $ 2.36      +13.6

Average number of shares outstanding     131.2   130.0

(1) "Fully distributed" earnings and earnings per share are pro forma presentations which consider all ESOP shares which will ultimately be released to employees by the end of the ESOP period to be immediately outstanding. Therefore the ESOP compensation expense has been excluded from fully distributed earnings and ESOP convertible preferred stock dividends have not been deducted from earnings attributable to common shareholders.




            UAL CORPORATION AND SUBSIDIARY COMPANIES
        STATEMENTS OF CONSOLIDATED OPERATIONS (UNAUDITED)
                 (In Millions, Except Per Share)
                 -------------------------------

(In accordance with GAAP)              Three Months Ended June 30
                                        1996    1995     % Change
                                        ----    ----     --------
Operating revenues:
  Passenger                            $3,694  $3,392       +8.9
  Cargo                                   192     185       +3.8
  Other operating revenues                278     238      +16.8
                                       ------  ------
                                        4,164   3,815       +9.1
                                       ------  ------
Operating expenses:
  Salaries and related costs            1,173   1,146       +2.4
  ESOP compensation expense               168     108      +55.6
  Aircraft fuel                           493     412      +19.7
  Commissions                             373     364       +2.5
  Purchased services                      297     266      +11.7
  Aircraft rent                           241     261       -7.7
  Landing fees and other rent             213     211       +0.9
  Depreciation and amortization           182     174       +4.6
  Food services                           134     135       -0.7
  Aircraft maintenance                    118      95      +24.2
  Personnel expenses                       76      70       +8.6
  Other operating expenses                298     271      +10.0
                                       ------  ------
                                        3,766   3,513       +7.2
                                       ------  ------
Earnings from operations                  398     302      +31.8
                                       ------  ------

Other income (expense):
  Interest expense                        (74)   (101)     -26.7
  Interest capitalized                     24      10     +140.0
  Interest income                          12      26      -53.8
  Equity in earnings of affiliates         17      13      +30.8
  Miscellaneous, net                       (6)      1
                                       ------  ------
                                          (27)    (51)     -47.1

Earnings before income taxes and
  extraordinary item                      371     251      +47.8
Provision for income taxes                145     100      +45.0
                                       ------  ------
Earnings before extraordinary item        226     151      +49.7
Extraordinary loss on early
  extinguishment of debt, net of tax      (30)     -
                                       ------  ------
Net earnings                              196     151      +29.8
                                       ======  ======

Per share, primary:
  Earnings before extraordinary item   $ 2.37  $ 3.00
  Extraordinary loss on early
    extinguishment of debt,
    net of tax                          (0.36)     -
                                       ------  ------
  Net earnings                         $ 2.01  $ 3.00
                                       ======  ======
Per share, fully diluted:
  Earnings before extraordinary item   $ 2.35  $ 2.73
  Extraordinary loss on early
    extinguishment of debt,
    net of tax                          (0.36)     -
                                       ------  ------
  Net earnings                         $ 1.99  $ 2.73
                                       ======  ======
__________
See accompanying notes.



            UAL CORPORATION AND SUBSIDIARY COMPANIES
        STATEMENTS OF CONSOLIDATED OPERATIONS (UNAUDITED)
                 (In Millions, Except Per Share)
                 -------------------------------

(In accordance with GAAP)               Six Months Ended June 30
                                        1996    1995    % Change
                                        ----    ----    --------
Operating revenues:
  Passenger                            $6,972  $6,312     +10.5
  Cargo                                   367     360      +1.9
  Other operating revenues                559     477     +17.2
                                       ------  ------
                                        7,898   7,149     +10.5
Operating expenses:
  Salaries and related costs            2,342   2,259      +3.7
  ESOP compensation expense               331     197     +68.0
  Aircraft fuel                           967     790     +22.4
  Commissions                             711     706      +0.7
  Purchased services                      573     505     +13.5
  Aircraft rent                           480     510      -5.9
  Landing fees and other rent             419     380     +10.3
  Depreciation and amortization           372     337     +10.4
  Food services                           259     254      +2.0
  Aircraft maintenance                    230     202     +13.9
  Personnel expenses                      150     133     +12.8
  Other operating expenses                604     536     +12.7
                                       ------  ------
                                        7,438   6,809      +9.2
                                       ------  ------
Earnings from operations                  460     340     +35.3
                                       ------  ------

Other income (expense):
  Interest expense                       (159)   (203)    -21.7
  Interest capitalized                     39      22     +77.3
  Interest income                          31      48     -35.4
  Equity in earnings of affiliates         37      27     +37.0
  Miscellaneous, net                      (26)     23
                                       ------  ------
                                          (78)    (83)     -6.0
                                       ------  ------

Earnings before income taxes and
  extraordinary item                      382     257     +48.6
Provision for income taxes                149     103     +44.7
                                       ------  ------
Earnings before extraordinary item        233     154     +51.3
Extraordinary loss on early
  extinguishment of debt, net of tax      (59)     -
                                       ------  ------
Net earnings                              174     154     +13.0
                                       ======  ======
Per share, primary:
  Earnings before extraordinary item   $ 2.33  $ 2.94
  Extraordinary loss on early
    extinguishment of debt,
    net of tax                          (0.77)     -
                                       ------  ------
  Net earnings                         $ 1.56  $ 2.94
                                       ======  ======
Per share, fully diluted:
  Earnings before extraordinary item   $ 2.24  $ 2.76
  Extraordinary loss on early
    extinguishment of debt,
    net of tax                          (0.73)     -
                                       ------  ------
   Net earnings                        $ 1.51  $ 2.76
                                       ======  ======

_____________
See accompanying notes.




Consolidated Notes
- ------------------

(1) UAL Corporation is a holding company whose principal subsidiary is United Air Lines, Inc.

(2) "ESOP compensation expense" represents the estimated average fair value of ESOP convertible preferred stock committed to be released to employees for the period, net of amounts used to satisfy dividend requirements for previously allocated ESOP convertible preferred shares, under Employee Stock Ownership Plans. The fair value of ESOP convertible preferred stock is estimated based on the market value of UAL's common stock. The average market price of UAL's common stock was $55 per share during the second quarter of 1996 versus $30 per share during the 1995 second quarter. The average price during the six-month period ending June 30, 1996, was $50 per share versus $27 per share for the same six-month period in 1995.

(3) On May 6, 1996, UAL effected a four-for-one split in its common stock in the form of a 300% dividend. All share and per share data have been retroactively restated to give effect to this stock split.

(4) Included in "Miscellaneous, net" in the second quarter of 1996 were foreign exchange losses of $1 million compared to foreign exchange gains of $10 million in the 1995 second quarter. The 1996 six-month period included foreign exchange losses of $6 million compared to foreign exchange gains of $2 million during the same period in 1995. In addition, the first six months of 1995 included a $41 million pre-tax gain on disposition of aircraft owned by Air Wisconsin, Inc.

(5) During the six months ended June 30, 1996, UAL repaid prior to maturity $472 million in principal amount of various debt securities, resulting in an aggregate extraordinary loss of $59 million, after tax benefit of $36 million. Of this amount, $230 million was repaid during the second quarter, resulting in a $30 million extraordinary loss, net of tax benefits of $18 million. The securities were scheduled for repayment periodically through 2021.

(6) During the second quarter, UAL repurchased 1,709,900 depository shares, representing 1,710 shares of its Series B 12 1/4% preferred stock, at an aggregate cost of $57 million to be held in treasury. These transactions had no effect on earnings; however, the difference between the cash paid and the carrying value of the preferred stock acquired is included in the computation of earnings per share.





     Per share amounts were calculated after providing for dividends on preferred stock, including ESOP convertible preferred stock, of $16 million in the 1996 second quarter, $10 million in the 1995 second quarter, $32 million in the 1996 six-month period ending June 30 and $23 million in the same 1995 six-month period. Average shares used in the computations were as follows:

                                         1996      1995
                                         ----      ----
                                          (In Millions)
Second quarter:
  Primary                                82.9      61.5
  Fully diluted                          83.4      69.6

Six-month period:
  Primary                                77.5      59.6
  Fully diluted                          81.6      68.2

     Primary per share amounts for all periods were based on weighted average common shares and common equivalents outstanding, including ESOP shares committed to be released. In addition, the fully diluted per share amounts assume the conversion of convertible debentures (for periods not actually converted) and elimination of related interest.

(7) During March and April of 1996, holders of $597 million in principal amount of UAL's oustanding 6 3/8% convertible subordinated debentures exercised their right to convert the debentures into an aggregate of $324 million of cash and 7,623,092 shares of common stock.










           UNITED AIR LINES, INC AND SUBSIDIARY COMPANIES
           ----------------------------------------------

                                       Three Months Ended June 30
                                        1996    1995     % Change
FINANCIAL SUMMARY (UNAUDITED)           ----    ----     --------
 (in millions)
Operating revenues                     $4,153  $3,804      +9.2
Operating expenses (excluding ESOP
   compensation expense)                3,585   3,393      +5.7
ESOP compensation expense                 168     108     +55.6
                                       ------  ------
                                        3,753   3,501      +7.2
                                       ------  ------
Earnings from operations (in
accordance with GAAP)                  $  400  $  303     +32.0
                                       ======  ======


OPERATING STATISTICS

Revenue passengers (in thousands)      20,752  20,247      +2.5

Revenue passenger miles (in millions)  29,486  28,258      +4.3

Available seat miles (in millions)     40,334  39,286      +2.7

Passenger load factor (percent)          73.1    71.9      +1.2 pt.

Breakeven passenger load factor
  excluding ESOP charges (percent)       61.8    63.2      -1.4 pt.

Passenger revenue per passenger mile
  (cents)                               12.48   11.97      +4.3

Operating revenue per available
  seat mile (cents)                     10.30    9.68      +6.4

Operating expenses excluding ESOP
  charges per available seat mile
  (cents)                                8.89    8.64      +2.9

Average price per gallon of jet fuel
  (cents)                                69.0    58.9     +17.1

Number of aircraft in operating
  fleet at end of period                  562     556

Number of employees at end of period
  (thousands)                            84.0    80.9      +3.8




           UNITED AIR LINES, INC AND SUBSIDIARY COMPANIES
           ----------------------------------------------

                                        Six Months Ended June 30
                                        1996    1995     % Change
FINANCIAL SUMMARY (UNAUDITED)           ----    ----     --------
  (in millions)
Operating revenues                     $7,876  $7,124      +10.6
Operating expenses (excluding ESOP
  compensation expense)                 7,081   6,586       +7.5
ESOP compensation expense                 331     197      +68.0
                                       ------  ------
                                        7,412   6,783       +9.3
                                       ------  ------
Earnings from operations (in
  accordance with GAAP)                $  464  $  341      +36.1
                                       ======  ======


OPERATING STATISTICS

Revenue passengers (in thousands)      39,716  38,173       +4.0

Revenue passenger miles (in millions)  56,214  53,456       +5.2

Available seat miles (in millions)     79,250  76,871       +3.1

Passenger load factor (percent)          70.9    69.5       +1.4 pt.

Breakeven passenger load factor
  excluding ESOP charges (percent)       62.8    63.6       -0.8 pt.

Passenger revenue per passenger mile
  (cents)                               12.36   11.77       +5.0

Operating revenue per available
  seat mile (cents)                      9.94    9.27       +7.2

Operating expenses excluding ESOP
  charges per available seat mile
  (cents)                                8.93    8.57       +4.3

Average price per gallon of jet fuel
  (cents)                                68.7    57.9      +18.7

Number of aircraft in operating
  fleet at end of period                  562     556

Number of employees at end of period
  (thousands)                            84.0    80.9       +3.8






               UAL CORPORATION AND SUBSIDIARY COMPANIES
                    EARNINGS AND EARNINGS PER SHARE
                    (In Millions, Except Per Share)
                    -------------------------------

                                     Three Months Ended
                            -------------------------------------
                            June 30, 1996           June 30, 1995
                            -------------           -------------
                           GAAP     "Fully         GAAP     "Fully
EARNINGS                  Basis  Distributed"(1)  Basis  Distributed"(1)
- --------                  -----  ---------------  -----  ---------------
Operating revenues       $4,164      $4,164      $3,815      $3,815
Operating expenses
  (excluding ESOP
  compensation expense)  (3,598)     (3,598)     (3,405)     (3,405)
ESOP compensation
  expense                  (168)       N/A         (108)       N/A
                         ------      ------      ------      ------
Operating earnings          398         566         302         410
Non-operating expense       (27)        (27)        (51)        (51)
                         ------      ------      ------      ------
Earnings before income
  taxes and extraordinary
  item                      371         539         251         359
Provision for income taxes  145         202         100         144
                         ------      ------      ------      ------
Earnings before
  extraordinary item        226         337         151         215
Extraordinary loss on
  debt extinguishment,
  net of tax                (30)        (30)         -           -
                         ------      ------      ------      ------
Net earnings                196         307         151         215
                         ======      ======      ======      ======

Preferred stock
  dividends and other       (15)         (5)         (4)         (4)
Preferred stock
  transactions              (15)        (15)         43          43
Earnings attributable to
  common shareholders    $  166      $  287      $  190      $  254
                         ======      ======      ======      ======
SHARES
- ------
Average common shares
  assumed outstanding      57.5        57.5        49.2        49.2
ESOP preferred shares
  assumed outstanding      22.6        70.5        10.4        70.7
Shares assumed issued
  for conversion of
  debentures                0.8         0.8         7.7         7.7
Other                       2.5         2.6         2.3         2.4
Total shares assumed     ------      ------      ------      ------
  outstanding              83.4       131.4        69.6       130.0
                         ======      ======      ======      ======

PER SHARE, FULLY DILUTED:
- -------------------------
Earnings before extraordinary
  item and preferred stock
  transactions           $ 2.53      $ 2.52      $ 2.12      $ 1.63
Extraordinary item,
  net of tax              (0.36)      (0.23)         -           -
Preferred stock
  transactions            (0.18)      (0.11)       0.61        0.33
                         ------      ------      ------      ------
                         $ 1.99      $ 2.18      $ 2.73      $ 1.96
                         ======      ======      ======      ======

(1) "Fully distributed" earnings and earnings per share are pro forma presentations which consider all ESOP shares which will ultimately be released to employees by the end of the ESOP period to be immediately outstanding. Therefore the ESOP compensation expense has been excluded from fully distributed earnings and ESOP convertible preferred stock dividends have not been deducted from earnings attributable to common shareholders.

(2) All share and per share data have been retroactively restated to give effect to a four-for-one split in the corporation's common stock in the form of a 300% dividend for shareholders of record at the close of business on May 6, 1996.